STANDARD SUBLEASE
(NOTE: DO NOT USE IF LESS THAN ENTIRE PREMISES ARE BEING SUBLET. FOR SITUATIONS
WHERE THE PREMISES ARE TO BE OCCUPIED BY MORE THAN ONE TENANT OR SUBTENANT USE
THE “STANDARD SUBLEASE-MULTI-TENANT”FORM)

1.	Basic Provisions (“Basic Provisions”)
1.1	Parties: This Sublease (“Sublease”), dated for reference purposes only July 21, 2008 is
Made by and between Worldwide L.P., a California limited partnership (“Sublessor”) and All American Pet Company, Inc., a Maryland corporation (“Sublessee”), (collectively the “Parties, or individually a “Party”.
   1.2     Premises:  That certain real property, including all improvements therein and commonly known by the street address of 9601 Wilshire Blvd., Suite M200, Beverly Hills, CA 90210 located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) Office suite M200 consisting of 1,485 s.f. which is a portion of the Master Lease space. (See Addendum – Section 13) (“Premises”).
                  1.3     Term:  Three (3) years and two (2) months commencing August 1, 2008 (“Commencement Date”) and ending September 30, 2011 (“Expiration Date”).
    1.4     Early Possession: Following sublease execution and Master Lessor’s approval, sub-tenant shall have early access for set up (“Early Possession Date”).
    1.5     Base Rent: $6,500.48 initial rent, see addendum rent schedule per month (“Base Rent”), payable on the first (1st) day of each month commencing August 1, 2008.
☑	If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
    1.6     Base Rent and Other Monies Paid Upon Execution:
               (a)      Base Rent: $6,500.48 for the period August 1 to August 31, 2008.
 (b)      Security Deposit: $39,000.00 (“Security Deposit”).
 (c)      Association Fees: N/A.
 (d)     Other: In lieu of a Lease Guaranty, the Security Deposit includes an additional $26,000.  Under the condition the Sublessee has not been in default or monetary default of the Sublease during the initial twenty-four (24) months of the sublease tern; at the commencement of the twenty-fifth (25th) month, $26,000 of the Security Deposit shall become a credit toward monthly rent payments for the balance of the Sublease.  If there has been a non-cured breach or more than 4 aggregate events of breach of Sublease by the Sublessee, the entire Security Deposit shall be retained by the Sublessor until the expiration of the Sublease.
                              (e)     Total Due Upon Execution of this Lease:  $45,000.48.
     1.7     Agreed Use:  The Premises shall be used and occupied only for General office use in accordance with the terms of the Master Lease and for no other purposes.
     1.8     Real Estate Brokers:
 (a) Representation:  The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☑	NAI Capital, Inc. represents both Sublessor and Sublessee (“Dual Agency”).
(b)  Payment to Brokers:  Upon execution and delivery of this Sublease by both
Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.
    1.9     Guarantor.  The obligations of the Sublessee under this Sublease shall be guaranteed by None (“Guarantor”).
    1.10   Attachments.  Attached hereto are the following, all of which constitute a part of the

Sublease:
☑	an Addendum consisting of Paragraphs 13 through 15.
☑	a plot space plan depicting the Premises Exhibit A;
☑	a copy of the master lease and any and all amendments to such lease (collectively the (“Master Lease”).

2.      Premises.
2.1	Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from
Sublessor, the Premises, for the term, at the rental, and upon all of the terms covenants and conditions set forth in this Sublease.  Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.  Note: Sublessee is advised to verify the actual size prior to executing this Sublease.
  2.2  Condition.  Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and the existing electrical, lighting, heating, ventilating and air conditioning systems (“HVAC”) shall be in good operating condition on said date.  Sublessee has inspected Suite M200 and agrees to accept the Premises in its current “AS-IS and WHERE IS CONDITION’.
  2.3  Compliance.  Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications, which may be required by the Americans with Disabilities Act, or any similar laws as a result of Sublessee’s use.  NOTE: Sublessee is responsible for determining whether or not the zoning or other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed.
 2.4  Acknowledgements.  Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
 2.5  Americans with Disabilities Act.  In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or improvements shall be made at Sublessee’s expense.

3.           Possession.
3.1     Early Possession.  If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession.  Any such early possession shall not affect the Expiration Date.
3.2     Delay in Commencement.  Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date.

3.3     Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if
Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.  Sublessee will cooperation in any manor reasonably necessary to satisfy the Master Lessor and obtain the approval of the Sublease.

4.          Rent and Other Charges.
              4.1     Rent Defined.  All monetary obligations of Sublessee under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”).  Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.
4.2   Utilities.  Sublessee shall pay for telephone, DSL, and other communication services and after hours HVAC (arranged directly with building Manager).  Sublessee shall be responsible for its pro-rata share of the annual increase in CAM and city license fee commencing January, 2009 and other ‘Additional Rent’ arising with respect to the Premises for the period after the commencement date.

5.          Security Deposit.   The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

6.          Master Lease.
             6.1   Sublessor is the lessee of the Premises by virtue of the “Master Lease”, wherein Douglas Emmett 2000, LLC, a Delaware limited liability company is the Lessor, hereinafter the “Master Lessor”.
             6.2  This Sublease is and shall be at all times subject and subordinate to the Master Lease.
6.3  The terms, conditions and respective obligations of Sublessor and sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease.  Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.
              6.4  During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded there from:  All terms and conditions pertaining exclusively to Suite M100.
              6.5  The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”.  The obligations that Sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

6.6  Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fee, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.
6.7  Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.
              6.8  Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master lease.

7.           Assignment of Sublease and Default.
7.1   Sublessor hereby assigns and transfers to Master Lessor Sublessor’s interest in this Sublease, subject however to the Provisions of Paragraph 8.2 hereof.
7.2   No changes or modifications shall be made to this Sublease with the consent of Master Lessor.

8.           Consent of Master Lessor.
8.1   In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to ant subletting by Sublessor then, this Sublease shall not be effective unless Master Lessor signs this Sublease thereby giving its consent to this Subletting.
8.2  In the event that the Master Lessor does give such consent then:
       (a)     Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
      (b)     The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall  not deemed a waiver by Master Lessor of any provisions of the Master Lease.
      (c)      The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
      (d)     In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable theron to Master Lessor.
      (e)     In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorney to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease by Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.
            8.3     The signatures of the Master Lessor at the end of this document shall constitute their consent to the terms of this Sublease.
            8.4     Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

            8.5     In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default.  Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee.  If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9.         Representations and Indemnities of Broker Relationships.  The Parties each represent and warrant to the other that it has had no dealing with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any delaying or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

10.        Attorney’s Fees.  If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, SubLessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

11.         No Prior or Other Agreements; Broker Disclaimer.  This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior to contemporaneous agreement or understanding shall be effective.  Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises.  Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.  The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEFAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.  SEE ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.  RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BY NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING:  IF THE SUBJECT PROPERTY ISLOCATED IN A STATE OTHER THAN CALIFAORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at:  East Hampton, N.Y.                                                                                                Executed at:  Los Angeles
On:  August 28, 2008                                                                                     On:

By Sublessor:                                                                                     By Sublessee:
Worldwide L.P.                                                                                     All American Pet Company Inc.
A California Limited Partnership                                                                                                a Maryland Corporation

By: /S/ Robert Pritchard                                                                By: /S/ Lisa Bershan
Name Printed: Robert Pritchard                                                                                                Name Printed: Lisa Bershan
Title: CEO-Worldwide Real Estate Inc.                                                                                                           Title: President
           General Partner

By:                                                                           By: /S/ Barry Schwartz
Name Printed:                                                                                     Name Printed: Barry Schwartz
Title:                                                                           Title: CEO
Address: 130 S. El Camino Drive                                                                                                Address: 9601 Wilshire Blvd., Suite M200
   Beverly Hills, CA 90212                                                                                       Beverly Hills, CA 90210
Telephone: (310) 385-2700                                                                                                Telephone: (310) 210-3468
Facsimile: (310) 385-2701                                                                                     Facsimile:   (310) 234-2770
Federal ID No.                                                                                     Federal ID No.

BROKER:                                                                           BROKER:

Nai Capital, Inc.
Attn: Randy Scheinbein                                                                                                Attn:
Title: Senior Vice President                                                                                                Title:
Address: 1640 S. Sepulveda Blvd., #500                                                                                                           Address:
                 Los Angeles, CA 90025
Telephone: (310) 936-9320                                                                                                Telephone:
Facsimile:   (310) 559-2990                                                                                                Facsimile:
Federal ID No.                                                                                     Federal ID No.